Exhibit 10.1
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     This Amendment No. 1 (this “Amendment”) is effective as of October 12, 2005, and is by and between Compex Technologies, Inc., a Minnesota corporation (the “Company”), and Scott Youngstrom, a resident of Minnesota (the “Employee”). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Employment Agreement (as defined below).
     WHEREAS, the Company and the Employee entered into an Employment Agreement, dated as of December 2, 2002 (the “Employment Agreement”), pursuant to which the Company employs the Employee; and
     WHEREAS, the Company and the Employee now desire to amend the Employment Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee, intending to be legally bound, hereby agree as follows:
     1. Clause (v) of Section 9(a) of the Employment Agreement is amended and restated in its entirety as follows:
          “(v) The Employee elects to terminate this Agreement without Good Reason and notifies the Company in writing of such election.”
     2. The following new clause (vi) is added to Section 9(a) of the Employment Agreement:
          “(vi) The Employee elects to terminate this Agreement with Good Reason and notifies the Company in writing of such election.”
     3. The second sentence of the paragraph immediately following clause (vi) of Section 9(a) of the Employment Agreement is amended and restated in its entirety as follows:
          “If this Agreement is terminated pursuant to clause (iv), (v) or (vi) of this Section 9(a), such termination shall be effective 30 days after delivery of the notice of termination.”
     4. Section 9(f) of the Employment Agreement is amended and restated in its entirety as follows:
(f)	Salary Continuation.
(i) Termination other than in connection with a Change In Control. If the Employee’s employment by the Company is terminated at any time not described in clause (ii) of this paragraph (f) (a “Non-Change Termination”) pursuant to clause (ii) or (iv) of Section 9(a), the Company shall continue to pay to the Employee his base salary (less any payments received by the Employee from any disability income insurance policy provided to him by the Company) through the earlier of (a) the date that the Employee has obtained other full-time employment, or (b) six months from the date of termination of employment. In the event of a Non-Change termination pursuant to clauses (i), (iii), (v) or (vi) of Section 9(a), the Employee’s right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

(ii) After a Change in Control. If the Employee’s employment by the Company is terminated within one year after a Change in Control pursuant to clause (ii), (iv) or (vi) of Section 9(a), the Company shall pay to the Employee, simultaneous with termination and in lump sum, an amount equal to his annual base salary (less any payments received by the Employee from any disability income insurance policy provided to him by the Company) as of the date of termination of employment; provided, however, that if termination is made pursuant to clause (vi) of Section 9(a), no payment shall be due under this Section 9(f)(ii) unless such termination occurs in the calendar year during which such Change in Control occurs, or prior to March 15 of the next following calendar year. All payments under this Section 9(f)(ii) shall be subject to the restriction that the Employee shall not be entitled to any amount pursuant to this Agreement which constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or regulations promulgated thereunder. In case of uncertainty as to whether some portion of a payment might constitute an excess parachute payment, the Company shall initially make the payment to the Employee and the Employee agrees to refund to the Company any amounts ultimately determined to be excess parachute payments. If this Agreement is terminated after a Change in Control pursuant to clauses (i), (iii) or (v) of Section 9(a), the Employee’s right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.
     5. The following new clause (g) is added to Section 9 of the Employment Agreement:
(g)	“Good Reason” Defined. “Good Reason” means:
(i) a change in the Employee’s duties that is inconsistent with or materially diminishes Employee’s position prior to a Change in Control (provided, however, that the fact that the Employee holds a position as a subsidiary of a reporting company, rather than a position as an officer of a reporting company, shall not in itself constitute Good Reason);
(ii) a reduction by the Company in Employee’s compensation as in effect immediately prior to a Change in Control;
(iii) except to the extent otherwise required by applicable law, the failure by the Company, or the entity that acquires the Company, to continue in effect benefits that are, in the aggregate, comparable to the benefits in which Employee is participating immediately prior to a Change in Control, or the taking of any action by the Company which would adversely affect Employee’s participation in, or materially reduce Employee’s benefits under, any of such plans; provided, however, that nothing in this clause (c) shall require any entity that acquires the Company to establish and provide to Employee any benefit that such acquiring entity did not provide to similarly situated employees prior to such Change in Control and the failure to provide such new benefit shall not be deemed “Good Reason”;
(iv) any requirement that Employee move his office to a location more than 50 miles from the Company’s office occupied by Employee prior to the Change in Control;
(v) the failure by the Company to obtain, as specified in Section 11(e) hereof an assumption of the obligations of the Company to perform this Agreement by any successor to the Company; or

(vi) any transaction following the Change in Control that would constitute a change in control as defined in Section 9(h) (that is, a second change in control within one year of the Change in Control).
Notwithstanding the foregoing, none of the forgoing events shall be considered “Good Reason” if it occurs in connection with the Employee’s death or disability.
     6. The following new clause (h) is added to Section 9 of the Employment Agreement:
(h)	“Change in Control” Defined. “Change in Control” means the occurrence of any of the following events as a result of a transaction or series of transactions:
(a) a change in control of the Company of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether or not the Company is then subject to such reporting requirement;
(b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(c) individuals who at the date hereof constitute the Board of Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or
(d) the Board of Directors of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company.
     7. The provisions of this Amendment shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Amendment and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Amendment.
     8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Amendment.
     9. Except as amended hereby, the Employment Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment.

COMPEX TECHNOLOGIES, INC.

By: /s/ DAN GLADNEY Name: Dan Gladney
Its: Chief Executive Officer

/s/ SCOTT YOUNGSTROM

Scott Youngstrom

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